                                                                    EXHIBIT 12.1

SUN MEDIA CORPORATION
COMPUTATION OF EARNINGS TO FIXED CHARGES

CANADIAN GAAP


===================================================================================================================================
                                                                                     Year ended December 31,
                                                               1998           1999           2000           2001           2002
-----------------------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense, before interest income                  N/A        $64,582        $53,697        $42,289        $33,300
      Amortization of capitalized expenses related
           to indebtedness                                      N/A          1,021            732          1,184          1,352
      Interest capitalized to the cost of fixed assets          N/A              -             51            397              -

                                                           ------------------------------------------------------------------------
                                                                  -        $65,603        $54,480        $43,870        $34,652
                                                           ========================================================================

Earnings
      Income from continuing operations before
           income taxes and non-controlling interest            N/A        $76,171       $105,571       $189,057       $363,006
      Fixed charges                                             N/A         65,603         54,480         43,870         34,652
      Interest capitalized to the cost of fixed assets          N/A              -            (51)          (397)             -
      Amortization of capitalized interest                      N/A              -              -             30             30

                                                           ------------------------------------------------------------------------
                                                                  -       $141,774       $160,000       $232,560       $397,688
                                                           ========================================================================


Ratio of earnings to fixed charges                              N/A           2.16           2.94           5.30          11.48
===================================================================================================================================


US GAAP

===================================================================================================================================
                                                                                    Year ended December 31,
                                                               1998           1999           2000           2001           2002
-----------------------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense, before interest income                  N/A        $64,582        $53,697       $134,962       $230,779
      Amortization of capitalized expenses related
           to indebtedness                                      N/A          1,021            732          2,997           (341)
      Interest capitalized to the cost of fixed assets          N/A              -             51            397              -

                                                           ------------------------------------------------------------------------
                                                                  -        $65,603        $54,480       $138,356       $230,438
                                                           ========================================================================

Earnings
      Income from continuing operations before
           income taxes and non-controlling interest            N/A        $73,208        $99,039       $ 93,712       $166,265
      Fixed charges                                             N/A         65,603         54,480        138,356        230,438
      Interest capitalized to the cost of fixed assets          N/A              -            (51)          (397)             -
      Amortization of capitalized interest                      N/A              -              -             30             30

                                                           ------------------------------------------------------------------------
                                                                  -       $138,811       $153,468       $231,701       $396,733
                                                           ========================================================================

Ratio of earnings to fixed charges                              N/A           2.12           2.82           1.67           1.72
===================================================================================================================================

SUN MEDIA CORPORATION
COMPUTATION OF PRO FORMA EARNINGS TO FIXED CHARGES

CANADIAN GAAP



======================================================================================================================
                                                                                         Year ended December 31,  2002
----------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense, before interest income                                                               $ 37,224
      Amortization of capitalized expenses related to indebtedness                                              1,487

                                                                                                       --------------
                                                                                                             $ 38,711
                                                                                                       ==============

Earnings
      Income from continuing operations before
           income taxes and non-controlling interest                                                         $358,947
      Fixed charges                                                                                            38,711
      Amortization of capitalized interest                                                                         30

                                                                                                       --------------
                                                                                                             $397,688
                                                                                                       ==============

Proforma ratio of earnings to fixed charges                                                                     10.27
=====================================================================================================================


US GAAP


======================================================================================================================
                                                                                         Year ended December 31,  2002
----------------------------------------------------------------------------------------------------------------------
Fixed charges
      Interest expense, before interest income                                                               $234,703
      Amortization of capitalized expenses related to indebtedness                                               (206)

                                                                                                       --------------
                                                                                                             $234,497
                                                                                                       ==============

Earnings
      Income from continuing operations before
           income taxes and non-controlling interest                                                         $162,206
      Fixed charges                                                                                           234,497
      Amortization of capitalized interest                                                                         30

                                                                                                       --------------
                                                                                                             $396,733
                                                                                                       ==============

Proforma ratio of earnings to fixed charges                                                                      1.69
=====================================================================================================================